Exhibit 10.43

PROMISSORY NOTE

("Note D")

Century Properties Fund XIX (AZ)

19806-00-0868

March 30, 2007

$1,750,000.00

FOR VALUE RECEIVED, the undersigned, CENTURY PROPERTIES FUND XIX, a California limited partnership ("Maker"), hereby promises to pay to the order of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation, or any subsequent holder hereof ("Payee"), at the office of Payee, c/o ING Investment Management LLC, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349, or at such other place as Payee may from time to time designate in writing, the principal sum disbursed hereunder in accordance with the Loan Agreement (as defined below) of ONE MILLION, SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,750,000.00) and interest thereon from and after the date of disbursement hereunder at five and eighty-two hundredths percent (5.82%) per annum ("Note Rate"), both principal and interest to be paid in lawful money of the United States of America, as follows:

(i)

Interest only from and including the date of disbursement of the loan proceeds through and including the last day of the month, shall be paid on the first day of the month following the date of disbursement or, at the option of Payee, on the date of disbursement; and

(ii)

Payments of accrued interest shall be made on the first day of the second calendar month following the date of disbursement and on the first day of each month thereafter through and including the first day of October 2008; and

(iii)

Payments of principal and interest shall be made in 300 successive monthly installments commencing on the first day of November 2008, and continuing on the first day of each and every calendar month thereafter up to and including October 1, 2033 (the "Maturity Date") or, upon exercise of Payee's right under the following paragraph, the Call Date as to which Payee has exercised its right, all but the final installment thereof to be in the amount of Eleven Thousand, Eighty-Three and 51/100 Dollars ($11,083.51), and the final installment payable on the Maturity Date, or, if earlier, the exercised Call Date to be in the full amount of outstanding principal of this Promissory Note ("Note"), interest and all other sums remaining unpaid hereunder and under the Deed of Trust (as hereinafter defined).

Notwithstanding any provisions of this Note to the contrary, the Payee reserves the right (the "Call Option") to declare the entire amount of outstanding principal of this Note, interest and all other sums remaining unpaid hereunder and under the Deed of Trust (defined below) to be due and payable on any of the following dates (each referred to as a "Call Date"):

(i)

the first day of May 2012;

(ii)

the first day of May 2017;

(iii)

the first day of May 2022;

(iv)

the first day of May 2027; or

(v)

the first day of May 2032.

Such Call Option shall be exercised by Payee, in its sole and absolute discretion, by giving written notice to Maker at least six (6) months prior to the Call Date as to which Payee is electing, which notice shall refer to this Note and state the Call Date elected by Payee.  The exercise of such right by Payee shall not relieve Maker of its obligation to make scheduled payments hereunder, or to pay any other sums due and owing hereunder, between the date of such notice and the elected Call Date.  The exercise of such right by Payee will result in the original principal amount of this Note not having been fully amortized by the payment of the monthly installments hereunder prior to the exercised Call Date, and Maker shall be obligated to make a payment of the entire amount of outstanding principal of this Note and interest and all other sums remaining unpaid hereunder and under the Deed of Trust on the Call Date.

All payments on account of the Indebtedness (as hereinafter defined) shall be applied: (i) first, to further advances, if any, made by the Payee as provided in the Loan Documents (as hereinafter defined); (ii) next, to any Late Charge (as hereinafter defined); (iii) next, to interest at the Default Rate (as hereinafter defined), if applicable; (iv) next, to the Prepayment Premium (as hereinafter defined), if applicable; (v) next, to interest at the Note Rate on the unpaid principal balance of this Note unless interest at the Default Rate is applicable; and (vi) last, to reduce the unpaid principal balance of this Note.  Interest shall be calculated on the basis of a year consisting of 360 days and with twelve thirty-day months, except that interest due and payable for less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily interest rate based on a 360-day year.  As used herein, the term "Indebtedness" shall mean the aggregate of the unpaid principal amount of this Note, accrued interest, all Late Charges, any Prepayment Premium, and advances made by Payee under the Loan Documents.

In the event any installment of principal or interest due hereunder, or any escrow fund payment for real estate taxes, assessments, other similar charges or insurance premiums due under the Deed of Trust shall be more than ten (10) days overdue, Maker shall pay to the holder hereof a late charge ("Late Charge") of four cents ($.04) for each dollar so overdue or, if less, the maximum amount permitted under applicable law, in order to defray part of the cost of collection and of handling delinquent payments.  The Late Charge shall not apply, however, to the accelerated balance of the Loan at any Call Date.

The terms of this Note are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Payee exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or any other documents securing the Indebtedness at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under applicable law; and if for any reason whatsoever Payee shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal portion of the Indebtedness (whether or not then due and payable) and not to the payment of interest.

This Note is one of four Promissory Notes by Maker to Payee as follows (inclusive of this Note):  (i) Promissory Note dated May 17, 2005, in the original amount of $11,000,000.00 ("Original Note"), (ii) Promissory Note dated this same date in the amount of $3,000,000.00 ("Note B"), (iii) Promissory Note dated this same date in the amount of $1,750,000.00 ("Note C"), and (iv) Promissory Note dated this same date in the amount of $1,750,000.00 ("Note D").  Disbursements under Note B, Note C and Note D, among other things, are subject to the certain Loan Agreement dated as of this same date between Maker and Payee ("Loan Agreement").  The Original Note, Note B, Note C and Note D are collectively referred to as the "Notes."  ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THIS NOTE MAY NOT BE PREPAID BY MAKER WITHOUT A SIMULTANEOUS PREPAYMENT, IN FULL, OF ALL OF THE NOTES (TOGETHER WITH ANY APPLICABLE PREPAYMENT PREMIUM THEREON).

Payment of this Note is secured by a Deed of Trust, Security Agreement, Financing Statement and Fixture Filing dated May 17, 2005, as modified by the Modification Agreement dated as of on or about this same date (as modified, the "Deed of Trust") by Maker, as Trustor, for the benefit of Payee, as Beneficiary, encumbering certain real estate and other property interests situated in Maricopa County, Arizona and more particularly described in the Deed of Trust (the "Premises").  The Notes, the Deed of Trust, the Loan Agreement, and all other instruments now or hereafter evidencing, securing or guarantying the loan evidenced hereby are sometimes collectively referred to as the "Loan Documents."  The Deed of Trust contains  "due on sale or further encumbrance" provisions which, together with all other terms of the Deed of Trust, are incorporated herein by this reference.

No prepayment of the principal of this Note shall be allowed prior to the first day of April 2008 (the "Lock Out Period").  Commencing April 1, 2008, the principal of this Note may be prepaid in whole, but not in part, on any regular scheduled payment date, provided that:  (1) not later than sixty (60) days prior to such prepayment, Maker delivers written notice to Payee that Maker intends to prepay this Note in full on the date specified in such notice; and, (2) Maker pays to Payee at the time of such prepayment, a sum (the "Prepayment Premium") equal to the greater of the following calculations:

(i)

The sum of (a) the present value of the scheduled monthly payments set forth above in this Note from the date of prepayment to the Maturity

Date or the next applicable Call Date, whichever is the next to occur, and (b) the present value of the amount of principal and interest due on the Maturity Date or the next applicable Call Date, whichever is the next to occur (assuming all scheduled monthly payments due prior to such date were made when due); minus the outstanding principal balance of this Note as of the date of prepayment.  The present values described in clauses (a) and (b) above shall be computed on a monthly basis as of the date of prepayment discounted at an interest rate equal to the yield of actively traded U.S. Treasury obligations having the same maturity as the Maturity Date or the next applicable Call Date, whichever is the next to occur, as published in the Federal Reserve Statistical Release H.15 (519) Selected Interest Rates listed under the U.S. Government Securities, Treasury Constant Maturities, plus twenty (20) basis points (“Treasury Rate”).  The Treasury Rate so used shall be the “week ending” yield for the week immediately preceding the date of such prepayment.  If no Treasury Constant Maturities,  are published for the specific length of time from the date of prepayment of this Note to the Maturity Date or the next applicable Call Date, whichever is the next to occur, the Treasury Rate that shall be used shall be computed based on a linearly interpolated interest rate yield between the two Treasury Constant Maturities,  that (i) most closely correspond with the Maturity Date or the next applicable Call Date, whichever is the next to occur, as of the date of such prepayment and (ii) bracket in time the Maturity Date or the next applicable Call Date, whichever is the next to occur, one being before the Maturity Date or the next applicable Call Date and the other being after the Maturity Date or the next applicable Call Date.  If for any reason Treasury Constant Maturities,  is no longer published in the Federal Reserve Statistical Release H. 15 (519) Selected Interest Rates, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by the Payee in its sole and absolute discretion that most closely approximates yields in percent per annum of actively traded U.S. Treasury obligations of varying maturities.  The sum calculated in accordance with this subparagraph (i) is intended to be the sum that, together with the principal amount prepaid, shall be sufficient to enable Payee to invest in U.S. Treasury obligations for the remaining original term of this Note or until the next applicable Call Date, whichever is next to occur, to produce, as nearly as possible, the same effective yield to the Maturity Date or the next applicable Call Date, whichever is next to occur, as would have been produced under this Note, adjusted, however, for the addition of twenty (20)  basis points to the discount rate as set forth in the second sentence of this subparagraph (i).

(ii)

One percent (1%) of the then outstanding principal balance of this Note.

Except as provided in the next sentence, in no event shall the amount prepaid be less than the total amount of the then outstanding principal and accrued and unpaid interest thereon plus one percent (1%) of the then outstanding principal balance of this Note.  Notwithstanding the foregoing Lock Out Period, no Prepayment Premium shall be payable with respect to a prepayment that (a) results from application of proceeds of casualty insurance with respect to insured property damage or compensation received in respect of condemnation or other governmental taking of all or part of the Premises, in either case when no Event of Default exists, or (b) is made within ninety (90) days prior to the Maturity Date or any Call Date, regardless of whether Payee has exercised its option to call this Note. In the event the Prepayment Premium were to be construed by a court having jurisdiction thereof to be an interest payment, in no event shall the Prepayment Premium exceed an amount equal to the excess, if any, of (i) interest calculated at the highest applicable rate permitted by applicable law, as construed by courts having jurisdiction hereof, on the principal balance of this Note from time to time outstanding from the date thereof to the date of such acceleration, less (ii) interest theretofore paid and accrued on this Note.

If the maturity of the Indebtedness is accelerated by Payee as a consequence of the occurrence of an Event of Default, or in the event the right to foreclose the Deed of Trust shall otherwise accrue to Payee, the Maker agrees that an amount equal to the Prepayment Premium (determined as if prepayment were made on the date of acceleration, and if during the Lock Out Period the Prepayment Premium shall be payable) shall be added to the balance of unpaid principal and interest then outstanding, and that the Indebtedness shall not be discharged except:  (i) by payment of such Prepayment Premium, together with the balance of principal and interest and all other sums then outstanding, if the Maker tenders payment of the Indebtedness prior to completion of a non-judicial foreclosure sale (if applicable in Arizona), judicial order or judgment of foreclosure sale; or (ii) by inclusion of such Prepayment Premium as a part of the Indebtedness in any such completion of a non-judicial foreclosure sale (if applicable in Arizona), judicial order or judgment of foreclosure.

It is hereby expressly agreed by Maker that time is of the essence in the performance of this Note and that each of the following occurrences shall constitute a default ("Event of Default") under this Note:

(i)

The failure of the Maker to:

(a)

make any payment of principal or interest under this Note within ten (10) days after the same shall fall due, or

(b)

comply with any of the other terms of this Note within thirty (30) days after written notice of such failure has been given by Payee to Maker or within such longer period of time, not to exceed an additional thirty (30) days, as may be reasonably necessary to cure such non-compliance if Maker is diligently and with continuity of effort pursuing such cure and the failure is susceptible of cure within such additional thirty-day period.

(ii)

The failure of Maker to make payment of any amount due the Payee under any Loan Document other than this Note, on the date the same shall fall due (including any applicable grace period).

(iii)

The occurrence of any breach, default, event of default or failure of performance (however denominated) under any Loan Document other than this Note, and the expiration of any applicable cure period without the same having been cured.

(iv)

The occurrence of an "Event of Default" as that term is defined in any of the Notes.

Notwithstanding the foregoing, no Event of Default shall arise under subparagraph (i)(a) above and no Late Charge shall be due with respect to any such payment unless Payee shall provide written notice of such failure and permit Maker to cure such failure within ten (10) days after the giving of such notice; provided, however, that in no event shall Payee be required to provide such notice and allow such opportunity to cure more than one (1) time during any calendar year.

From and after the date of the occurrence of any Event of Default and continuing until such Event of Default is fully cured (if Maker is entitled under this Note to cure such default) or until this Note is paid in full, the Maker promises to pay interest on the principal balance of this Note then outstanding at the rate (the "Default Rate") equal to the Note Rate plus five percentage points per annum or, if less, the maximum rate permitted under applicable law.  Interest at the Default Rate shall accrue on the amount of any judgment rendered hereon or in connection with any foreclosure of the Deed of Trust.  The Maker agrees that such additional interest which has accrued shall be paid at the time of and as a condition precedent to the curing of such Event of Default.  During the existence of any such Event of Default Payee may apply payments received on any amounts due hereunder or under the terms of any of the Loan Documents as Payee shall determine.

Payee shall have the following rights, powers, privileges, options and remedies whenever any Event of Default shall occur under this Note:

(i)

To foreclose, or exercise any power of sale under, the Deed of Trust.

(ii)

To accelerate the maturity of the Indebtedness and declare the entire unpaid principal balance of, and any unpaid interest then accrued on, this Note, together with any Prepayment Premium, without demand or notice of any kind to the Maker or any other person, to be immediately due and payable.

(iii)

To exercise any and all rights, powers, privileges, options and remedies available at law or in equity and as provided in any of the Loan Documents.

Upon the occurrence of an Event of Default, the Maker expressly agrees to pay all costs of collection and enforcement of every kind, including without limitation, all reasonable attorneys' fees and expenses, court costs, costs of title evidence and insurance, inspection and appraisal costs and expenses of every kind incurred by Payee in connection with the protection or realization of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto, including, but not limited to, any post judgment fees, and costs or expenses incurred on any appeal, in collection of any judgment or in appearing and/or enforcing any claim in any bankruptcy proceeding.  The occurrence of an Event of Default under this Note shall constitute a default under each and all of the other Loan Documents.

The rights, powers, privileges, options and remedies of Payee, as provided in this Note, in any of the Loan Documents, or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, the failure of the Payee after the occurrence of any Event of Default to exercise Payee's right to declare the Indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right in connection with any future Event of Default.  Acceleration of maturity, once elected by Payee, may be, in Payee's sole and absolute discretion rescinded by Payee's written acknowledgment to that effect, but without limiting the foregoing, the tender and acceptance of partial payment or partial performance shall not, by itself, in any way affect or rescind such acceleration.

Maker waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, notice of intent to accelerate, notice of acceleration of maturity, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as otherwise provided herein, and agrees that if more than one the liability of each of them hereunder shall be joint, several and unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee; and Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of any collateral given to secure the payment hereof, or any part thereof, with or without substitution, and agrees that additional makers or guarantors may become parties hereto without notice to any of them or affecting any of their liability hereunder.

Payee shall not by any acts of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver in respect of one event shall not be construed as continuing or as a bar to the exercise or waiver of such right or remedy in respect of a subsequent event.

All notices, demands, requests, and other communications desired or required to be given hereunder  ("Notices") shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

All Notices shall be deemed given and effective upon the earliest to occur of: (x) the hand delivery of such Notice to the address for Notices; (y) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (z) three business days after depositing the Notice in the United States mail as set forth in (iii) above.  All Notices shall be addressed to the following addresses:

Maker:	Century Properties Fund XIX c/o AIMCO Properties, L.P. 4582 S. Ulster Street, Suite 1100 Denver, Colorado 80237 Attn: Trey O’Shields
With a copy to:	Bryan Cave LLP 3500 One Kansas City Place 1200 Main Street Kansas City, Missouri 64105 Attn: David Reid

    Payee:

ING Life Insurance and Annuity

c/o ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia 30327-4349

Attention: Mortgage Loan Servicing Department

and

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia  30327-4349

Attention:  Real Estate Law Department

With a copy to:

Nyemaster, Goode, West,

Hansell & O'Brien, P.C.

700 Walnut, Suite 1600

Des Moines, Iowa 50309

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice.  Provided, that the "copy to" Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

This Note shall be governed by and construed in accordance with the laws (excluding conflicts of laws rules) of Arizona.

Subject to the terms of the next succeeding paragraph and notwithstanding anything to the contrary otherwise contained in this Note, but without in any way releasing, impairing or otherwise affecting this Note or any of the other Loan Documents (including without limitation any guaranties or indemnification agreements) or the certain Environmental Indemnification Agreement to which Maker is a party, or the validity hereof or thereof, or the lien of the Deed of Trust, it is agreed that Payee's source of satisfaction of the Indebtedness and Maker's other obligations hereunder and under the Loan Documents other than any separate guaranty agreement or the Environmental Indemnification Agreement is limited to (a) the Premises and proceeds thereof,  (b) rents, income, issues, proceeds and profits arising out of the Premises, and (c) any separate guaranty or indemnification agreements guarantying or indemnifying Payee with respect to the payment of any amounts due hereunder and under the Loan Documents and/or Maker's performance hereunder and under the Loan Documents; provided, however, that nothing herein contained shall be deemed to be a release or impairment of said Indebtedness or the security therefor intended by the Deed of Trust, or be deemed to preclude Payee from foreclosing the Deed of Trust or from enforcing any of Payee's rights or remedies in law or in equity thereunder, or in any way or manner affecting Payee's rights and privileges under any of the Loan Documents or any separate guaranty or indemnification agreements guarantying Maker's payment and/or performance hereunder and/or under the Loan Documents.

PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, MAKER SHALL PAY, AND THERE SHALL AT NO TIME BE ANY LIMITATION ON MAKER'S PERSONAL LIABILITY FOR THE PAYMENT TO PAYEE OF:

(i)

the application of rents, security deposits, or other income, issues, profits, and revenues derived from the Premises after the occurrence of an Event of Default to the extent applied to anything other than (a) normal and necessary operating expenses of the Premises or (b) the Indebtedness evidenced by the Note.  It is understood that any rents collected more than one month in advance as of the time of the Event of Default shall be considered to have been collected after the Event of Default;

(ii)

any loss, cost or damages arising out of or in connection with fraud or material misrepresentations to Payee by Maker (or by any of its general partners, officers, shareholders, members, or their agents, if applicable);

(iii)

any loss, cost or damages arising out of or in connection with Maker’s use or misapplication of (a) any proceeds paid under any insurance policies by reason of damage, loss or destruction to any portion of the Premises, or (b) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of any portion of the Premises, for purposes other than those set forth in the Deed of Trust;

(iv)

any loss, cost or damages arising out of or in connection with any waste of the Premises or any portion thereof and all reasonable costs incurred by Payee in order to protect the Premises;

(v)

any taxes, assessments and insurance premiums for which Maker is liable under the Note, the Deed of Trust or any of the other Loan Documents and which are paid by Payee (but not the proportionate amount of any such taxes, assessments and insurance premiums which accrue following the date of foreclosure [plus any applicable redemption period] or acceptance of a deed in lieu of foreclosure);

(vi)

any loss, cost or damages arising out of or in connection with the covenants, obligations, and liabilities under the Environmental Indemnification Agreement;

(vii)

any loss, cost or damages to Payee arising out of or in connection with any construction lien, mechanic’s lien, materialman’s lien or similar lien against the Premises arising out of acts or omissions of Maker;

(viii)

any loss, cost or damages arising out of or incurred in order to cause the Improvements to comply with the accessibility provisions of The Americans with Disabilities Act and each of the regulations promulgated thereunder, as the same may be amended from time to time which are required by any governmental authority;

(ix)

the total Indebtedness in the event that (a) Payee is prevented from acquiring title to the Premises after an Event of Default because of failure of Maker's title to the Premises under federal, state or local laws, less any recovery received by Payee from any title insurance policy it holds in connection with the Premises, or (b) Maker voluntarily files a petition in bankruptcy or commences a case or insolvency proceeding under any provision or chapter of the Federal Bankruptcy Code;

(x)

any loss, cost, damages, expense and liability, including, but not limited to, reasonable attorneys' fees and costs, resulting from any act of Maker or its general partners, members, shareholders, officers, directors, beneficiaries, members and/or trustees, as the case may be, to obstruct, delay or impede Payee from exercising any of its rights or remedies under the Loan Documents;

(xi)

the entire Indebtedness in the event that (a) Maker makes a transfer of an interest in Maker or Premises in a manner which is not permitted by the terms of Paragraph 30 of the Deed of Trust without the prior written approval of Payee, or (b) Maker encumbers the Premises with a mortgage or other security instrument in a manner which is not permitted by the terms of Paragraph 30 of the Deed of trust without the prior written approval of Payee;

(xii)

all reasonable third party costs and fees, including without limitation reasonable attorney fees, incurred by Payee in the enforcement of subparagraphs (i) through (xi) above.

With the exception of those items of liability specifically set forth in items (i) through (xii) above, the lien of any judgment against Maker in any proceeding instituted on, under or in connection with this Note shall not extend to any property now or hereafter owned by Maker other than the interest of the Maker in the Premises and the other security for the payment of this Note.

This Note, together with the other Loan Documents and the certain Environmental Indemnification Agreement executed by Maker, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof and thereof.

All fees, including attorneys' fees, charges, goods, things in action, or any other sums or things of value or other contractual obligations (collectively, the "Additional Sums") paid by Maker to the Payee or other holder of this Note, whether pursuant to this Note or otherwise with respect to the Indebtedness evidenced hereby, or with respect to the Deed of Trust securing this Note, or any other document or instrument in any way pertaining to such Indebtedness, which, under the law of the State of Arizona may be deemed to be interest with respect to such Indebtedness, shall, for the purpose of any laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such Indebtedness, be payable by Maker as, and shall be deemed to be, interest, and for such purposes only, Maker agrees to an effective contracted for rate of interest equal to the rate of interest resulting from the payment of any Additional Sums.  Maker understands and believes that this transaction complies with the usury laws of Arizona; however, if any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (a) the amount of interest or charges payable hereunder by Maker shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Maker which exceed the maximum amount permitted by law will be credited against the outstanding principal Indebtedness.  If the principal Indebtedness has already been paid, the excess amount paid will be refunded to Maker.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN

MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

Maker acknowledges receipt of a copy of this instrument at the time it was signed.

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IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note as of the date first above written.

CENTURY PROPERTIES FUND XIX, a California limited partnership

By:  Fox Partners II, a California general partnership, its general partner,

By:  Fox Capital Management Corporation, a California corporation, its managing general partner

By: /s/Patti K. Fielding

Patti K. Fielding,

Executive Vice President and Treasurer

STATE OF COLORADO

)

) ss.

COUNTY OF DENVER

)

On this 22 day of March, 2007, before me, the undersigned, a notary public, personally appeared Patti K. Fielding, to me personally known, who being by me duly sworn did say that the person is the Executive Vice President and Treasurer of Fox Capital Management Corporation, the managing general partner of Fox Partners II, the general partner of CENTURY PROPERTIES FUND XIX, a California limited partnership, executing the foregoing instrument; that no seal has been procured by the corporation; that the instrument was signed on behalf of the corporation as managing partner of the general partner of Century Properties Fund XIX, by authority of the corporation's Board of Directors; and such officer acknowledged execution of the instrument to be the voluntary act and deed of the corporation on behalf of the general partnership on behalf of the limited partnership, by it and by the officer voluntarily executed.

/s/Gail D. Coalson

Name: Gail D. Coalson

Notary Public: My commission expires 2/17/08

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